                                                                     EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

1. Aviator Ales, Inc.

2. Bayhawk Ales, Inc.

3. Mile High Brewing Company, Inc.

4. North Country Brewing Company, Inc.